UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

February 18, 2005
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                           Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

On February 18, 2005, Watson Pharmaceuticals, Inc. (the “Company”) sent a notice to plan participants of The Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan (the “Plan”) notifying them that a blackout period in the Plan would be in effect beginning March 22, 2005 and ending during the week of April 17, 2005.

The notice provided that administration of the Plan was being transferred from Principal Financial Group (“Principal”) to The Vanguard Group (“Vanguard”) and the reason for the blackout period was to allow sufficient time for the Plan’s information to be reconciled and transferred from Principal to Vanguard.  During the blackout period, participants will be temporarily unable to direct or change the allocation of their assets under the Plan, or obtain loans, withdrawals, or distributions from the Plan.

Plan participants were notified to contact Donna Smith at 1-951-493-5359 to determine the status of the blackout period.

The Company is notifying its directors and executive officers of restrictions on trading during the blackout period in securities of the Company that were obtained in connection with his or her service or employment as a director or executive officer of the Company.  The notice being sent to directors and executive officers of the Company on February 25, 2005 is included as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits.

c.               Exhibit

99.1                             Director and Executive Officer Notification Re: Restrictions on Insider Trades During a Retirement Plan Blackout Period.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005.	WATSON PHARMACEUTICALS, INC.

	By:	/s/David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary